                                                                     Exhibit 2.3

                              CERTIFICATE OF MERGER
                                       OF
               UNITED MOBILE HOMES, INC., a New Jersey corporation
                                  (9048021000)
                                       AND
                UNITED MOBILE HOMES, INC., a Maryland corporation
                 DBA IN NJ UNITED MOBILE HOMES, INC. OF MARYLAND
                                  (0100908571)

To the Secretary of State
of the State of New Jersey

Pursuant  to the  provisions  of Section  14A:10-7  of the New  Jersey  Business
Corporation Act, it is hereby certified that:

          1.   The names of the merging  corporations  are United  Mobile Homes,
Inc., which is a business  corporation  organized under the laws of the State of
New Jersey (9048021000) (the "UMHNJ"), and United Mobile Homes, Inc., which is a business  corporation  organized  under the laws of the State of Maryland  doing business in New Jersey as United  Mobile  Homes,  Inc. of Maryland  (0100908571)
(the "UMHMD").

          2.   Annexed  hereto and made a part hereof is the  Agreement and Plan of Merger for  merging  UMHNJ with and into  UMHMD as  approved  by the Board of
Directors of each of said corporations.

          3.   The number of shares of UMHNJ which were  entitled to vote at the time of the approval of the Agreement and Plan of Merger by its  shareholders is
7,826,486 all of which are of one class.

          The number of the aforesaid  shares which were voted for the Agreement and Plan of Merger is  4,193,646.5230,  and  number of shares  which  were voted against the same was 404,711.8115. The date of said vote and approval was August
14, 2003.

          4.   The number of shares of UMHMD which were  entitled to vote at the time of the approval of the Agreement and Plan of Merger by its  shareholders is
100, all of which are of one class.

          The sole shareholder of the aforesaid  corporation entitled to vote of the aforesaid  corporation approved the Agreement and Plan of Merger pursuant to a written  consent without a meeting of  shareholders;  and the number of shares represented  by such  consent is 100.  The date of said consent and approval was
September 24, 2003.

          5.   The  applicable  provisions  of the laws of the  jurisdiction  of organization  of UMHMD  relating to the merger of UMHNJ with and into UMHMD have been complied with.

          6.   UMHMD  hereby  agrees that it may be served  with  process in the
State of New Jersey in any proceeding  for the  enforcement of any obligation of
UMHNJ or any obligation of UMHMD for which it is previously  amenable to suit in the  State of New  Jersey  and  UMHMD  hereby  irrevocably  appoints  the  State
Treasurer  of the State of New Jersey as its agent to accept  service of process in any such  proceeding  and designates the following post office address within the State of New Jersey to which said  Secretary  of State  shall mail a copy of the process in such proceeding:  3499 Route 9 North,  Suite 3-C,  Freehold,  New
Jersey 07728.

          7.   Upon the filing of this  certificate  of merger  UMHMD will cease doing  business in New Jersey as United Mobile Homes,  Inc. of Maryland and will continue its existence as the surviving corporation in New Jersey under the name
United Mobile Homes, Inc.

          8.   The effective date of the merger herein provided for in the State of New Jersey shall be September 29, 2003.

Executed on this 24th day of September, 2003.

                                       UNITED MOBILE HOMES, INC.,
                                       a New Jersey corporation

                                       By:      /s/ Samuel A. Landy
                                          --------------------------------------
                                       Name:    Samuel A. Landy
                                       Title:   President

                                       UNITED MOBILE HOMES, INC.,
                                       a Maryland corporation DBA IN NJ
                                       UNITED MOBILE HOMES, INC. OF MARYLAND

                                       By:      /s/ Samuel A. Landy
                                          -----------------------------------------
                                       Name:    Samuel A. Landy
                                       Title:   President

                          AGREEMENT AND PLAN OF MERGER

THIS  AGREEMENT  AND PLAN OF MERGER  ("Merger  Agreement")  dated as of June 23,
2003,  is entered  into by and between  UNITED  MOBILE  HOMES,  INC., a Maryland corporation  ("UMH  Maryland"),  and UNITED  MOBILE  HOMES,  INC.,  a New Jersey
corporation ("UMH New Jersey").

                                    RECITALS

A.   UMH Maryland was formed as a  wholly-owned  subsidiary of UMH New Jersey in connection  with a proposal  for the  reincorporation  of UMH New Jersey in
     Maryland.

B.   The  reincorporation of UMH New Jersey is to be effected by merging UMH New
     Jersey with and into UMH Maryland and causing the  stockholders  of UMH New
     Jersey to become the  stockholders of UMH Maryland,  with each  outstanding share of common stock of UMH New Jersey being deemed at the effective  time of the merger to be one share of common stock of UMH Maryland.

C.   The Maryland  General  Corporation  Law (the  "Maryland  Code") and the New
     Jersey  Business  Corporation  Act  (the  "New  Jersey  Code")  permit  the reorganization  of UMH New Jersey into UMH Maryland  provided  that UMH New
     Jersey and UMH  Maryland  each adopt a plan of merger  which sets forth the terms and  conditions  of the  proposed  merger,  the mode of carrying  the merger into effect,  the manner and basis of converting  the shares of each corporation into shares or other securities or obligations of the surviving corporation and other applicable provisions.

D.   The boards of directors of UMH New Jersey and UMH Maryland have  determined that it is advisable and in the best interests of its stockholders that UMH
     New Jersey merge with and into UMH  Maryland  upon the terms and subject to the  conditions  of this Merger  Agreement for the purpose of effecting the reincorporation  of UMH New  Jersey  in the  State  of  Maryland  and  have approved this Merger Agreement.

                                    AGREEMENT

     In consideration  of the premises and the agreements set forth herein,  the receipt and sufficiency of which are hereby  acknowledged,  UMH Maryland and UMH
New Jersey hereby agree as follows:

     Section 1. Merger.

     Subject to the terms and conditions set forth in this Merger Agreement, UMH
New Jersey will merge with and into its wholly-owned  subsidiary,  UMH Maryland, and UMH New Jersey will cease to exist and UMH  Maryland  will be the  surviving corporation (the "Merger"). UMH Maryland is hereinafter sometimes referred to as the "Surviving  Corporation."  Provided the conditions set forth in Section 8 of this Merger  Agreement  have been  satisfied  or waived,  UMH New Jersey and UMH
Maryland  will,  at such time as they deem  advisable,  cause a  Certificate  of
Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of New Jersey as provided in Title  14A:10-4.1 of the New
Jersey  Permanent  Statutes

and  Articles  of Merger (the  "Articles  of Merger") to be filed with the State
Department of  Assessments  and Taxation of Maryland (the "SDAT") as provided in
Section 3-107 of the Maryland Code.  The Merger will become  effective as of the later to occur of the filing of a  Certificate  of Merger with the  Secretary of
State of New Jersey and the  acceptance  for record of the Articles of Merger by the SDAT (the "Effective  Time"). The parties intend by this Merger Agreement to effect a  "reorganization"  under  Section 368 of the  Internal  Revenue Code of
1986, as amended.

     Section 2. Manner and Basis of Converting Shares.

     UMH Maryland has  authority to issue  23,000,000  shares of capital  stock, initially classified as 20,000,000 shares of common stock, par value of $.10 per share ("Maryland  Common Stock") and 3,000,000 shares of excess stock, par value
$.10 per share,  and UMH Maryland has 100 shares of Maryland Common Stock issued and  outstanding,  all of which are owned by UMH New Jersey.  UMH New Jersey has authority to issue  15,000,000  shares of common stock, par value $.10 per share
("New  Jersey  Common  Stock"),  of  which  7,826,486  shares  were  issued  and outstanding  as of June 23, 2003.  At the  Effective  Time,  (a) each issued and outstanding  share of New Jersey Common Stock will immediately be converted into one validly issued,  fully paid and nonassessable share of Maryland Common Stock without  an  exchange  of  certificates  or  any  action  on  the  part  of  the stockholders  thereof;  (b) the 100 shares of Maryland Common Stock owned by UMH
New  Jersey,  that will then be owned by UMH  Maryland  by virtue of the Merger, will be retired and resume the status of authorized and unissued  shares and any capital represented by such shares will be eliminated; and (c) each share of New
Jersey  Common Stock held in UMH New Jersey's  treasury,  will be cancelled  and retired without payment of any consideration therefor and will cease to exist.

     Section 3. Options.

     At the Effective Time, UMH Maryland will assume and continue all of UMH New
Jersey's stock option plans and agreements, including but not limited to UMH New
Jersey's 1994 Stock Option Plan, and the outstanding and unexercised portions of all options  and rights to buy New Jersey  Common  Stock will become  options or rights  for the same  number of shares of  Maryland  Common  Stock with no other changes  in the  terms and  conditions  of such  options  or  rights,  including exercise  prices,  and effective upon the Effective  Time,  UMH Maryland  hereby assumes the outstanding and unexercised  portions of such options and rights and the obligations of UMH New Jersey with respect thereto.

     Section 4. Stock Certificates.

     Upon and after the  Effective  Time,  all of the  outstanding  certificates which prior to that time  represented  shares of New Jersey Common Stock will be deemed for all purposes to evidence  ownership of and to represent the shares of
Maryland  Common  Stock into which the shares of UMH New Jersey  represented  by such certificates  have been converted as herein provided.  The registered owner on the books and  records  of UMH New Jersey or its  transfer  agent of any such outstanding  stock  certificate  will, until such certificate is surrendered for transfer  or  conversion  or  otherwise  accounted  for to UMH  Maryland  or its transfer  agent,  have

and be entitled to exercise  any voting and other rights with respect to, and to receive any dividend and other  distributions  upon,  the shares of UMH Maryland
Common Stock.

     Section 5. Articles of Incorporation and Bylaws.

     The Articles of  Incorporation  and Bylaws of UMH Maryland in effect at the
Effective Time of the Merger will be the Articles of Incorporation and Bylaws of
UMH Maryland as the Surviving  Corporation  until further  amended in accordance with their terms and the Maryland Code.

     Section 6. Officers and Directors.

     The executive  officers of UMH Maryland  immediately prior to the Effective
Time will be the  executive  officers of the Surviving  Corporation  thereafter, without change,  until their  successors have been duly elected or appointed and qualified or until their  earlier  death,  resignation  or removal in accordance with the  Surviving  Corporation's  Articles of  Incorporation  and Bylaws.  The
directors of UMH Maryland  immediately  prior to the Effective  Time will be the directors of the Surviving Corporation  thereafter,  without change, until their successors  have been duly  elected or  appointed  and  qualified or until their
earlier  death,   resignation  or  removal  in  accordance  with  the  Surviving
Corporation's Articles of Incorporation and Bylaws.

     Section 7. Further Assurances.

     Each of UMH  Maryland  and UMH New  Jersey  will  execute  or  cause  to be executed all  documents and will take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under the laws of the states of New  Jersey  and  Maryland  to  consummate  and  effect the Merger and further the purpose of this Merger Agreement.

     Section 8. Conditions.

     Consummation  of  the  Merger  and  related   transactions  is  subject  to
satisfaction of the following conditions prior to the Effective Time:

          (a)  The  Merger  must have been  approved  by the  requisite  vote of stockholders  of UMH New Jersey and UMH Maryland,  and all other  necessary action must have taken  place to  authorize  the  execution,  delivery  and performance of this Merger Agreement by UMH New Jersey and UMH Maryland.

          (b)  All  regulatory   approvals  necessary  in  connection  with  the
     consummation of the Merger and the transactions  contemplated  thereby must have been obtained.

     Section 9. Termination; Amendment.

     This  Merger  Agreement  may be  terminated  and the  Merger  abandoned  or deferred by either UMH Maryland or UMH New Jersey by  appropriate  resolution of the board of  directors  of either  UMH  Maryland  or UMH New Jersey at any time prior to the Effective Time notwithstanding approval of this Merger Agreement by the  stockholders of UMH New Jersey or UMH Maryland,  or both, if  circumstances arise  which,  in the opinion of the board of directors of

UMH New Jersey or UMH Maryland make the Merger  inadvisable  or such deferral of the time of consummation of the Merger advisable.  Subject to applicable law and subject to the rights of the  stockholders  to approve any amendment  that would have a material adverse effect on the stockholders, this Merger Agreement may be amended,  modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms  contained herein.

     Section 10. Governing Law.

     This  Agreement  shall be governed by and construed in accordance  with the laws of the States of New Jersey and Maryland.

     IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed and attested to by the persons indicated below as of June 23, 2003.

                                       UNITED MOBILE HOMES, INC.,
                                       a Maryland corporation
ATTEST:
                                       By:     /s/ Anna T. Chew
  /s/ Elizabeth Chiarella                 --------------------------------------
----------------------------           Name:   Anna T. Chew
                                            ------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       UNITED MOBILE HOMES, INC.,
                                       a New Jersey corporation
ATTEST:

                                       By:     /s/ Eugene W. Landy
  /s/ Elizabeth Chiarella                 --------------------------------------
-----------------------------          Name:   Eugene W. Landy
                                            ------------------------------------
                                       Title:  Chairman of the Board
                                             -----------------------------------

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